Exhibit 24(a)
January 16, 1995


A. W. Dahlberg, W. L. Westbrook, Tommy Chisholm and Wayne Boston


Dear Sirs:

     The Southern Company proposes to file or join in the filing of statements under the Securities Exchange Act of 1934, as

amended, with the Securities and Exchange Commission with respect to the following:  (1) the filing of this Company's Annual Report on Form 10-K for the year ended December 31, 1994, and (2) the filing of Quarterly Reports on Form 10-Q and Current Reports on

Form 8-K during 1995.

     The Southern Company also proposes to file a registration

statement or statements under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to the issuance by this Company of additional shares of its

common stock pursuant to the Dividend Reinvestment and Stock

Purchase Plan.

     The Southern Company and the undersigned directors and

officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the





                              - 2 -


foregoing said Annual Report on Form 10-K and any appropriate amendment or amendments thereto and any necessary exhibits, said

Quarterly Reports on Form 10-Q and any necessary exhibits, any

Current Reports on Form 8-K and any necessary exhibits, and said registration statement or statements and appropriate amendment or amendments (including post-effective amendments) thereto, to be accompanied by a prospectus or prospectuses and any appropriately amended or supplemented prospectus or prospectuses and any

necessary exhibits.


                                   Yours very truly,

                                   THE SOUTHERN COMPANY


                                   By /s/A. W. Dahlberg
                                         President





                              - 3 -



                                   /s/Elmer B. Harris



     /s/W. P. Copenhaver           /s/Earl D. McLean, Jr.



     /s/A. D. Correll              /s/William A. Parker, Jr.



     /s/A. W. Dahlberg             /s/William J. Rushton, III



     /s/Paul J. DeNicola           /s/Gloria M. Shatto



     /s/Jack Edwards               /s/Herbert Stockham



     /s/H. Allen Franklin          /s/W. L. Westbrook



     /s/Bruce S. Gordon            /s/Tommy Chisholm



     /s/L. G. Hardman III          /s/W. Dean Hudson





Extract from minutes of meeting of the board of directors of The
Southern Company.

                       - - - - - - - - - -

          RESOLVED: That for the purpose of signing the Company s Annual Report on Form 10-K for the year ended December 31, 1994, 1995 Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and of remedying any deficiencies with respect thereto by appropriate amendment or amendments, this Company, the members of its board of directors, and its officers, are authorized to give their several powers of attorney to A. W. Dahlberg, W. L. Westbrook, Tommy Chisholm, and Wayne Boston.

                       - - - - - - - - - -

          The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on January 16, 1995, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated  March 23, 1995              THE SOUTHERN COMPANY


                                   By /s/Tommy Chisholm
                                               Secretary